LP BUILDING SOLUTIONS ANNOUNCES COMMENCEMENT OF $350 MILLION SENIOR NOTES OFFERING

NASHVILLE, Tenn. (February 25, 2021) — Louisiana-Pacific Corporation (“LP”) (NYSE: LPX) today announced the commencement of an offering (the “Notes Offering”) of $350 million in aggregate principal amount of senior notes due 2029 (the “Senior Notes”). The Senior Notes will be unsecured senior obligations of LP. LP intends to use the net proceeds from the Notes Offering, together with cash on hand, to purchase, redeem or otherwise acquire, all of the $350 million in aggregate principal amount of its 4.875% Senior Notes due 2024 (the “2024 Senior Notes”). This press release shall not constitute a notice of redemption for the 2024 Senior Notes.

The Senior Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The Senior Notes to be offered have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state or other jurisdiction’s securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About LP Building Solutions

As a leader in high-performance building solutions, LP manufactures engineered wood building products that meet the demands of builders worldwide. Its extensive offerings include innovative and dependable building products and accessories, such as ® SmartSide® Trim & Siding, LP Structural Solutions portfolio (LP WeatherLogic® Air & Water Barrier, LP Legacy® Premium Sub-Flooring, LP® TechShield® Radiant Barrier, LP® FlameBlock® Fire-Rated Sheathing and more), oriented strand board (OSB), LP® TopNotch® Sub-Flooring, LP, LP® Outdoor Building Solutions®, and LP Elements® Performance Fencing. In addition to product solutions, LP provides industry-leading service and warranties. Since its founding in 1972, LP has been Building a Better World™ by helping customers construct beautiful, durable homes. Headquartered in Nashville, Tennessee, LP operates 25 plants across the U.S., Canada, Chile and Brazil. For more information, visit LPCorp.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, other than statements of historical fact, including statements related to LP’s intended use of proceeds of the Notes Offering, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. LP has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements are based on LP’s current expectations, estimates, projections and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in LP’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of LP’s most recently filed Annual Report on Form 10-K. LP undertakes no obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events, except as required by applicable law.